UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023

ALTERYX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17200 Laguna Canyon Road

Irvine, California 92618

(Address of principal executive offices)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.0001 par value)	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 18, 2023, Alteryx, Inc. (“Alteryx”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Azurite Intermediate Holdings, Inc. (“Parent”) and Azurite Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Alteryx (the “Merger”), with Alteryx surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of investment funds managed by Clearlake Capital Group, L.P. (“Clearlake”) and Insight Partners (“Insight”).

Alteryx’s Board of Directors (the “Board”) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Alteryx and its stockholders, and approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that Alteryx’s stockholders vote to adopt the Merger Agreement and approve the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Alteryx’s Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share (collectively, the “Common Stock”) (other than certain exceptions, including shares of Common Stock held by Alteryx, Parent or Merger Sub, or held by stockholders who have neither voted in favor of the Merger nor consented thereto in writing and properly demanded appraisal of such shares under Delaware law), will be automatically converted into the right to receive cash in an amount equal to $48.25, without interest (the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time, Alteryx’s outstanding restricted stock units (each, an “RSU”) will be treated in the following manner:

•

Each outstanding RSU (including, each performance stock unit) that is vested or that vests as a result of the Merger will be cancelled and converted solely into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such vested RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, less applicable withholding taxes.

•

Except as described in the bullet below, each outstanding RSU that is unvested will be cancelled and converted solely into the contingent right to receive a cash award (without interest) equal to (1) the total number of shares of Common Stock subject to such unvested RSU immediately prior to the Effective Time, multiplied by (2) the Per Share Price, less applicable withholding taxes, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested RSU immediately prior to the Effective Time.

•

Each outstanding performance-based RSU that has not become eligible for vesting as of the Effective Time based on the actual or deemed achievement of the applicable performance-based metrics will be cancelled for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, Alteryx’s outstanding options to acquire shares of Common Stock (each, an “Option”) will be treated in the following manner:

•

Each outstanding Option that is vested at the Effective Time will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such vested Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of such vested Option, less applicable withholding taxes.

•

Each outstanding Option that is not vested at the Effective Time with a per share exercise price that is less than the Per Share Price will be cancelled and converted into the contingent right to receive a cash award (without interest) equal to (1) the total number of shares of Common Stock subject to such unvested Option immediately prior to the Effective Time, multiplied by (2) the excess of the Per Share Price over the exercise price per share of such unvested Option, less applicable Taxes withholding taxes, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested Option immediately prior to the Effective Time.

•

Any Option (whether vested or unvested) to purchase shares of Common Stock that has an exercise price per share that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

Completion of the Merger is subject to customary closing conditions, including: (1) the adoption of the Merger Agreement by the holders of a majority of the voting power of outstanding shares of Common Stock; (2) the absence of any law or order preventing, materially restraining or materially impairing the consummation Merger; and (3) certain specified regulatory clearances, including the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants made by each of Alteryx, Parent and Merger Sub, including, among others, covenants by Alteryx regarding the conduct of its business prior to the closing of the Merger. Alteryx is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit alternative acquisition proposals from third parties; (2) subject to certain exceptions, furnish nonpublic information relating to Alteryx to third parties in connection with an alternative acquisition proposal; or (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Alteryx has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Alteryx’s stockholders vote to adopt the Merger Agreement and approve the Merger.

Either Alteryx or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by June 18, 2024, which date may be extended to September 18, 2024 and further to December 18, 2024 if required regulatory approvals have not been obtained at such time, (2) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order preventing, materially restraining or materially impairing the consummation of the Merger or (3) Alteryx’s stockholders fail to adopt the Merger Agreement at a special meeting of Alteryx’s stockholders at which a vote is taken on the adoption of the Merger Agreement. Alteryx may terminate the Merger Agreement in certain additional limited circumstances, including to allow Alteryx to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Alteryx’s stockholders vote to adopt the Merger Agreement or if Alteryx willfully and materially breaches its “no-shop” restrictions in the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, Alteryx will be required to pay Parent a termination fee of $135,000,000. Specifically, this termination fee is payable by Alteryx to Parent if the Merger Agreement is terminated (1) following the Board’s determination to change its recommendation with respect to the Merger; (2) by Parent if Alteryx willfully and materially breaches its “no-shop” restrictions in the Merger Agreement; or (3) by Alteryx in order to enter into an agreement providing for a Superior Proposal. The termination fee will also be payable if (1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire at least 50 percent of Alteryx, or in certain circumstances provided to the Board, and not withdrawn or abandoned; and (3) Alteryx subsequently enters into a definitive agreement providing for a transaction involving the acquisition of at least 50 percent of Alteryx within one year of such termination and such transaction is ultimately consummated.

The Merger Agreement also provides that Alteryx, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $230,000,000 plus certain reimbursement obligations, and Alteryx’s liability for monetary damages for breaches of the Merger Agreement are capped at $135,000,000 plus certain enforcement expenses.

Pursuant to equity commitment letters, each dated December 18, 2023 (the “Equity Commitment Letters”), investment funds managed by Clearlake and Insight (the “Buyer Funds”) committed to provide Parent, at the consummation of the Merger, with an equity contribution to pay the merger consideration and certain other payments and expenses related to the Merger. Alteryx is a third party beneficiary of the Equity Commitment Letters and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. In addition, the Buyer Funds have entered into limited guaranties with Alteryx, pursuant to which the Buyer Funds have guaranteed the obligations of Parent and Merger Sub to pay monetary damages and certain reimbursement obligations under the Merger Agreement, on the terms and subject to the conditions set forth therein.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference. A copy of the Merger Agreement has been included to provide Alteryx’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Alteryx, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Alteryx’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Alteryx’s stockholders or other security holders. Alteryx’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Alteryx, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Alteryx’s public disclosures. Alteryx acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Alteryx, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Alteryx will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Alteryx will make with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

In connection with Alteryx’s entry into the Merger Agreement, on December 18, 2023, Dean Stoecker, as well as certain of his affiliated entities, in each case in their capacities as stockholders of Alteryx, entered into a voting agreement (the “Voting Agreement”) with Parent and Alteryx. These stockholders represent approximately 49 percent of the voting power of outstanding shares of Common Stock. Under the Voting Agreement, the stockholders party thereto have agreed to vote their respective shares of Common Stock in favor of the adoption of the Merger Agreement and certain other matters. However, if the Board withdraws its recommendation to Alteryx’s stockholders to vote in favor of the adoption of the Merger Agreement, then the stockholders party thereto have agreed to instead vote their shares of Common Stock in the same proportion (for, against or abstain) as the votes that are collectively cast by all of the other holders of Common Stock who are present and voting with respect to each such matter. The Voting Agreement terminates in certain circumstances, including upon termination of the Merger Agreement in accordance with its terms. The Voting Agreement does not restrict Mr. Stoecker’s actions in his capacity as a director of Alteryx. The Voting Agreement also contains restrictions on the transfer and conversion of shares of Common Stock held by the stockholders party thereto, subject to certain exceptions.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the form of the Voting Agreements, the form of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Additional Information and Where to Find It

Alteryx, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Alteryx (the “Transaction”). Alteryx plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Mark Anderson, Charles R. Cory, Jeffrey L. Horing, Anjali Joshi, Timothy I. Maudlin, CeCe Morken, Eileen M. Schloss, Dean A. Stoecker and Dan Warmenhoven, all of whom are members of Alteryx’s board of directors, and Kevin Rubin, Alteryx’s chief financial officer, are participants in Alteryx’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The beneficial ownership of each such person, as of the date specified, appears in the table below. Please see the section captioned “Executive Compensation—Employment Agreements and Severance and Change in Control Benefits” in Alteryx’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2023, and is available at https://www.sec.gov/ix?doc=/Archives/e dgar/data/1689923/000114036123016229/ny20006541x2_def14a.htm, for certain illustrative information on the payments that may be owed to Alteryx’s named executive officers in a change of control of Alteryx.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Alteryx will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ALTERYX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Alteryx’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction will also be available, free of charge, at Alteryx’s investor relations website (https://investor.alteryx.com), or by emailing Alteryx’s investor relations department (ir@alteryx.com).

Individual	Beneficial Ownership as of December 15, 2023
	Class A Common Stock	Class B Stock
Mark Anderson	146,209	—
Charles R. Cory	9,390	105,156
Jeffrey L. Horing	1,003,543	—
Anjali Joshi	7,806	—
Timothy I. Maudlin	41,171	36,451
CeCe Morken	7,334	—
Eileen M. Schloss	6,715	—
Dean A. Stoecker	424,205	7,296,804
Dan Warmenhoven	7,334	—
Kevin Rubin	79,703	4,863

The amounts specified above are determined in accordance with the rules of the SEC and include securities that will vest within 60 days of December 15, 2023. With respect to Mr. Horing, such beneficial ownership includes 911,829 shares of Class A Common Stock owned by investment funds affiliated with Insight Holdings Group, LLC, which entity is affiliated with one of the acquirers in the Transaction.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including: (i) the expected timing of the closing of the Transaction; (ii) considerations taken into account by Alteryx’s Board of Directors in approving the Transaction; and (iii) expectations for Alteryx following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Alteryx’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to the right to terminate the Transaction, including in circumstances requiring Alteryx to pay a termination fee; (iii) possible disruption related to the Transaction to Alteryx’s current plans and operations, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and charges related to the Transaction; (v) the risk that Alteryx’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of Alteryx management time and attention from ongoing business operations and opportunities; (vii) the response of competitors to the Transaction; and (viii) other risks and uncertainties detailed in the periodic reports that Alteryx files with the SEC, including Alteryx’s Annual Report on Form 10-K and Alteryx’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Alteryx as of the date of this communication, and Alteryx does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 18, 2023, among Azurite Intermediate Holdings, Inc., Azurite Merger Sub and Alteryx, Inc.*

10.1	Form of Voting Agreement, dated as of December 18, 2023, by and among Azurite Intermediate Holdings, Inc., Alteryx, Inc. and certain stockholders of Alteryx, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Alteryx will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Alteryx may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALTERYX, INC.

Date: December 18, 2023	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Chief Legal Officer and Corporate Secretary